Exhibit 16.1

April 21, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    BBQ Holdings, Inc.

File No. 001-39053

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of BBQ Holdings, Inc. dated April 21, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

U.S. member firm of Grant Thornton International Ltd

GT.COM

GT.COM